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                                                            EXHIBIT 10.2

                             STOCK OPTION AGREEMENT

                                                    Dated as of: March 6, 1997

To:  Optionee~

         Pursuant to the 1996 Stock Option Plan ("1996 Plan") of Rock Financial Corporation (the "Company") and with the approval of the Company's Compensation Committee in accordance with the 1996 Plan, the Company hereby grants to you an option (the "Option") to purchase Shares Words~ (Shares Number~) Common Shares, par value $0.01 per share, of the Company (the "Shares") at $4.68 per Share, upon the terms and conditions contained in this Stock Option Agreement and in the 1996 Plan, a copy of which is attached to, and, as amended from time to time, is made a part of, this Stock Option Agreement. You agree that this Option is not in lieu of any salary or other compensation for services rendered or to be rendered by you to the Company or any Subsidiary. Capitalized terms not otherwise defined in this Stock Option Agreement shall have the meanings given them in the 1996 Plan.

         1. Nonqualified Option. The Option is intended to be a Nonqualified Option, as defined in the 1996 Plan.

         2.       Vesting and Term.

                  (a) Vesting. Subject to the other terms of this Option and the 1996 Plan, you may exercise the Option in accordance with the following schedule:

                      (1) Between the date of this option and December 31, 1997, none of the Shares may be purchased.

                      (2) Commencing December 31, 1997, one-fifth (1/5) of the Shares may be purchased.

                      (3) Commencing December 31, 1998, an additional one-fifth (1/5) of the Shares may be purchased.

                      (4) Commencing December 31, 1999, an additional one-fifth (1/5) of the Shares may be purchased.

                      (5) Commencing December 31, 2000, an additional one-fifth (1/5) of the shares may be purchased.

                      (6) Commencing December 31, 2001, the final one-fifth (1/5) of the Shares may be purchased.

                  (b) Term. The Option shall expire (to the extent not previously exercised), and all rights to exercise any unexercised portion of this Option shall cease, on the earliest of (i) December 31, 2006, (ii) the date you cease to be an employee of the Company or a Subsidiary


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because of termination for "cause" (as defined in Section 2.(c) or because of your retirement, resignation or other termination by you of employment with the Company (other than by your death or disability), (iii) only with respect to the portion of this Option, if any, that is not exercisable at the date of termination of your employment with the Company or a Subsidiary, the date you cease to be an employee of the Company or a Subsidiary for any reason or for no reason, and (iv) only with respect to the portion of this Option, if any, that is exercisable at the date of termination of your employment with the Company,
(A) one year after such termination, if such termination is a result of your death or permanent disability, and (B) 90 days after such termination, if such termination is by the Company without "cause" (as defined in Section 2.(c).

                  (c) Cause. For purposes of this Option, "cause" has the same meaning as in your employment agreement with the Company, if any, or if you do not have an employment agreement with the Company, "cause" means the occurrence of any of the following:

                      (1) A material breach of any term or provision of your employment agreement, if any, with the Company or a Subsidiary, the Company's Employee Handbook, or this Stock Option Agreement.

                      (2) Your failure to perform your duties of employment in a reasonable and business-like manner.

                      (3) Your conviction of a felony or any crime involving moral turpitude, including, without limitation, crimes involving drugs or liquor, regardless of whether appealed.

                      (4) Your commission of, or participation in, any act of fraud, false pretense, forgery, embezzlement or dishonesty against the Company or any Subsidiary.

                      (5) Your commission of, or participation in, any other act or omission, wantonly, willfully, or recklessly, or in a manner that is negligent against, and having an adverse effect upon, the affairs of the Company or any Subsidiary.

                      (6) Your substantial dependence on any mind altering or other harmful substance, including, without limitation, alcohol, marijuana, amphetamines, barbiturates, LSD, cocaine, narcotic drugs, or any natural or synthetic substance having the same or similar effects as any of the foregoing, to the extent that such use would constitute reasonable cause for termination under applicable law.

                  (d) Special Termination Provisions. The purpose of the 1996 Plan is to provide key employees with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Company and its Subsidiaries, to join the interests of key employees with the interests of the shareholders of the Company, and to facilitate attracting and retaining key employees of exceptional ability. You acknowledge that the Company expends considerable time, money and resources in recruiting, training and developing

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the skills and abilities of its employees, developing business relationships with referral sources and customers so as to improve the good will of the Company, establishing and maintaining close business relationships between employees and the Company's customers and obtaining, compiling and developing confidential customer lists, various internal computer reports and other proprietary business information not readily available to the public or through other sources. You agree that the provisions in this Section 2.(d) are necessary to preserve and protect the legitimate business interests of the Company. In return for granting this Option to you, notwithstanding any other term of this Option to the contrary, you agree to the following:

                      (1) Forfeiture of Option Gain if You Leave the
         Company Within One Year After Exercise. If you exercise any portion of this Option and your employment with the Company terminates within one year after such exercise for any reason except death, disability, normal retirement or termination by the Company without "cause", then the gain represented by the fair market value of a Share, determined pursuant to Paragraph 8 of the 1996 Plan, on the date of such exercise over the exercise price, multiplied by the number of Shares you purchased ("option gain"), without regard to any subsequent increase or decrease in fair market value, shall be paid by you to the Company.

                      (2) Forfeiture of Option Gain and Unexercised Options if You Engage In Certain Activities. If, at any time within (i) one year after termination of your employment with the Company, or (ii) one year after you exercise any portion of this Option, whichever is later, you engage in any activity in competition with any activity of the Company or inimical, contrary or harmful to the interests of the Company, including, but not limited to,

                          (A) conduct related to your employment for which
                  either criminal or civil penalties against you may be sought,

                          (B) violation of published Company policies,
                  including, without limitation, the Company's insider trading policy,

                          (C) owning, maintaining, operating or engaging in the
                  same or similar line of business or activity as the Company or any Subsidiary or in any business or activity that competes with the Company or any Subsidiary ("Competing Business") in any county of any state in which the Company or any Subsidiary is operating a prime or sub-prime mortgage loan origination office or is engaged in telemarketing operations or call center operations,

                          (D) accepting employment with or serving as a
                  consultant, advisor or in any other capacity to an employer (including, without limitation, any individual, firm, agency, partnership, limited liability company, unincorporated association, corporation or pre-incorporated association ("Person or Entity")) that

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                  is a Competing Business or is acting against the
                  interests of the Company or any Subsidiary,

                          (E) undertaking any efforts or activities toward
                  pre-incorporating, incorporating, financing or commencing any Competing Business,

                          (F) advising, serving, or consulting with any Person
                  or Entity which is or will be undertaking efforts towards incorporating, financing or commencing any Competing Business or activity which engages in a Competing Business,

                          (G) employing, offering employment to, soliciting for
                  the purpose of employing or recruiting any present, former or future employee of the Company or any Subsidiary for or on behalf of any Person or Entity,

                          (H) calling upon, soliciting, diverting or referring
                  to any Person or Entity customers or referral sources of the Company or any Subsidiary who have conducted business with the Company or any Subsidiary within the two years before the time in question,

                          (I) disclosing, copying, communicating, distributing,
                  revealing, or using any confidential information, material, trade secrets, proprietary information, or confidential business information concerning the Company, any Subsidiary or any of their customers ("Confidential Information"), except as your employment duties with the Company or a Subsidiary may require during your employment with the Company or a Subsidiary,

                          (J) failing to return any Confidential Information or
                  any documents, records, files, lists and the like (including originals and copies) containing Confidential Information immediately upon your termination or separation of employment with the Company or any Subsidiary, or

                          (K) participating in a hostile takeover attempt of the
                  Company or any Subsidiary,

         then (y) this Option shall terminate effective on the date on which you enter into such activity, unless terminated sooner by operation of another term or condition of this Stock Option Agreement or the 1996 Plan, and (z) any option gain realized by you from exercising all or a portion of this Option shall be paid by you to the Company.

                      (3) Right of Set-off. By accepting this Option, you consent to a deduction from any amounts the Company or any Subsidiary owes to you from time to time (including amounts owed to you as wages or other compensation, fringe benefits, or vacation pay, as well as any other amounts owed to you by the Company or any Subsidiary), to the extent of the amounts you owe the Company under Sections 2.(d)(1)

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        and 2.(d)(2) above. Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of set-off the full amount you owe it, calculated as set forth above, you agree to pay immediately the unpaid balance to the Company.

                         (4) Committee Discretion. You may be released from all
or any portion of your obligations under Sections 2.(d)(1), 2(d)(2) and 2.(d)(3) above only if the Committee (or its duly appointed agent) determines in its Discretion that such action is in the best interests of the Company.

         3. Exercise of the Option. The Option shall be exercised by giving a written notice of exercise to the Treasurer of the Company. Such notice shall specify the number of Shares to be purchased and shall be accompanied by payment in full in cash (or in such other manner as is approved by the Committee pursuant to the 1996 Plan) of the aggregate option price for the number of Shares purchased and by the representation required by Paragraph 14 of the 1996 Plan if the Shares to be issued under the 1996 Plan have not been registered under the Securities Act of 1933. Such exercise shall be effective only upon the actual receipt of such written notice, such exercise price and an executed shareholders agreement (on terms and conditions consistent with this Stock Option Agreement or otherwise mutually acceptable to you and the Company) and no rights or privileges of a shareholder of the Company in respect of any of the Shares issuable upon the exercise of any part of the Option shall inure to you, or any other person entitled to exercise the Option, unless and until certificates representing such Shares shall have been issued.

         4.       Miscellaneous Representations, Warranties and Covenants.

                  (a) Investment Purpose. It is your current intention to, and, if the Company has not both (i) closed a public offering of its securities registered under the Securities Act of 1933, as amended (an "IPO"), and (ii) registered the Shares under the Securities Act of 1933, as amended, at the time of exercise of this Option (the "Registration Events") you will, acquire any of the Shares subject to the Option for investment and not with a view toward their sale in connection with any distribution thereof. If the Registration Events have not occurred, any Shares you acquire pursuant to this Option will be acquired for your own account, and no one else will have any interest in such Shares. You acknowledge that, as of the date of this Stock Option Agreement, the Shares have not been registered under federal or state law, have no ready marked for resale, and may not be resold without registration under state and federal securities laws or applicable exemptions from such registration requirements. You also acknowledge that the Company is relying on these representations, warranties and covenants for purposes of determining whether you are eligible to receive this Option or purchase any Shares without registration under applicable state and federal securities laws.

                  (b) Ability to Bear Risk; Sophistication; Access to Information. If, at the time you exercise all or any part of this Option, the Registration Events have not occurred, you represent, warrant and covenant that you will be able to bear the economic risk of any investment in the Shares for an indefinite period. In addition, if the Registration Events have not occurred,

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you represent, warrant and covenant that at the time you exercise this Option, you, or your financial advisor, will have such knowledge and experience in financial and business matters that you will be capable of evaluating the merits and risks of the prospective investment in the Shares. In addition, if the Registration Events have not occurred, you represent, warrant and covenant that at the time you exercise this Option, you will have, or your financial advisor will have, carefully reviewed all of the information regarding the Company, access to which will be accorded to you, and you will be thoroughly familiar with the business, operations, properties, financial condition, results of operations, prospects and risks of the Company and its business by virtue of your review and of your relationship with the Company as an employee and will have discussed with officers of the Company any questions you may have with respect to the Company or its securities.

                  (c) Opinion of Counsel for Transfers. You will not dispose of all or any part of or any interest in this Option or any of the Shares you acquire upon exercise of this Option, or encumber, pledge, hypothecate, sell or transfer this Option, any of such Shares or any interest therein, unless you furnish the Company, upon its request, with an opinion of counsel in form and substance satisfactory to the Company to the effect that the disposition will not require registration of any of the Shares. The Company may refuse to transfer any Shares if its believes that such transfer will require registration or qualification of the Shares under any securities laws or result in a breach of any of your representations, warranties or covenants in this Stock Option Agreement.

         5. No Exercise Until Required Registrations, Listings, and Approvals Obtained. This Option is subject to the requirement that, if at any time the Committee shall determine, in its Discretion, that the listing, registration, or qualification of the Shares with any securities exchange or association or under any state or federal law, or the consent or approval or any governmental regulatory body, or imposed by any securities underwriter, is necessary or desirable as a condition of, or in connection with, the granting of this Option or the issue or purchase of the Shares pursuant to this Option, this Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The Company shall use its best efforts to obtain expeditiously any such registration, qualification, consent or approval.

         6. No Employment Rights Created. It is understood and agreed that nothing contained in the 1996 Plan or in this Stock Option Agreement, nor any action taken by the Committee, shall confer upon you any right with respect to the continuation of your employment by the Company or any Subsidiary, nor interfere in any way with the right of the Company or a Subsidiary to terminate your employment at any time.

         7. Income Tax Withholding Requirements. Pursuant to the 1996 Plan, if upon or as a result of your exercise of this Option there shall be payable by the Company or any Subsidiary any amount for income tax withholding, you will pay such amount to the Company to reimburse it for such income tax withholding.


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         8. Restrictions on Sale or Transfer. You agree that you shall not sell, assign, pledge, encumber, hypothecate, make a gift of, exchange, dispose of, or otherwise transfer or alienate, by operation of law or otherwise (each a "transfer"), all or any part of this Option, any right to exercise this Option or any of the Shares you may acquire upon exercise of this Option (collectively, the "Securities"), except for any transfer described in, and made in accordance with (i) Section 8.(g), and (ii) one or more of the other subsections of this
Section 8. Any purported transfer in violation of this Section 8 will be void, and if you try to make any purported transfer in violation of any of the terms of this Section 8, you will retain beneficial ownership of such Securities, including the right to vote any Shares you may acquire upon exercise of this Option and to receive dividends and liquidation proceeds upon such Shares, and you will continue to report the income or loss allocated to such Shares by the Company in accordance with the relevant sections of the Internal Revenue Code of 1986, as amended (the "Code"), as long as the Company is taxed as an S corporation under the Code.

                 (a) Permitted Transfer With First Refusal Rights. You and any person or entity to whom any of your Securities are transferred (each such person or entity is referred to in this Section 8(a) as a "transferor") may transfer all or any part of any Shares you may acquire upon exercise of this Option to any person or entity if (i) the transfer is made pursuant to, and in accordance with, the terms of this Section 8.(a), (ii) the purchase price for such Shares, if any, shall consist only of cash, a promissory note or some combination of the foregoing, and (iii) the only security for any indebtedness in connection with any such transfer shall be the Shares being transferred.

                           (1) Notice. The transferor shall first give written notice to the Company and to the each of the other holders of outstanding common shares of the Company (the "Shareholders") of any such proposed transfer, which notice shall state the name and address of the proposed transferee (such person or entity is referred to in this Section 8.(a) as the "transferee"), the number of Shares proposed to be transferred, and the price, terms of payment, and other terms and conditions of such proposed transfer. Attached to such notice shall be a copy of the offer and all other pertinent documents in connection with the proposed transfer of the Shares.

                           (2)      First Refusal Rights.

                                    (A) Daniel B. Gilbert. Daniel B. Gilbert
                  shall have the exclusive option for a period of 30 days after receipt of such a notice under Section 8.(a)(1) in which to purchase all or any part of the Shares proposed to be transferred at the same price and on the same terms (including, without limitation, payment terms) as are offered by the proposed transferee for the Shares.

                                    (B) Company. To the extent Daniel B. Gilbert
                  does not exercise such option to purchase all of the Shares proposed to be transferred, the Company shall have the exclusive option for a period of 30 days immediately after the expiration of Daniel B. Gilbert's 30-day option to purchase all or any part of the

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                  Shares proposed to be transferred and not being purchased by
                  Daniel B. Gilbert pursuant to his option, at the same price and on the same terms (including, without limitation, payment terms) as are offered by the proposed transferee for the Shares.

                                    (C) Other Shareholders. To the extent Daniel
                  B. Gilbert and the Company do not exercise their options to purchase all of the Shares proposed to be transferred, the remaining Shareholders shall have the exclusive option for a period of 30 days immediately after the expiration of the Company's 30-day option to purchase all or any part of the Shares proposed to be transferred and not being purchased by Daniel B. Gilbert or the Company pursuant to their options, at the same price and on the same terms (including, without limitation, payment terms) as are offered by the proposed transferee for the Shares.

                                    (D) All or None. Notwithstanding anything to
                  the contrary in this Section 8.(a)(2), Daniel B. Gilbert, the Company and the remaining Shareholders (other than Daniel B. Gilbert and the transferor) must exercise their options to purchase, in the aggregate, all or none of the Shares proposed to be transferred pursuant to this Section 8.(a). If the options described in this Section 8.(a) are not exercised to purchase, in the aggregate, all of the Shares proposed to be transferred pursuant to this Section 8.(a), within the time periods provided in this Section 8.(a)(2), such options shall expire unexercised, and the transferor may transfer all of the Shares proposed to be transferred pursuant to Section 8.(a)(5).


                           (3) Allocation of Option Among Other Shareholders. Subject to Section 8.(a)(2)(D), the right of the Shareholders (other than the transferor and Daniel B. Gilbert) to purchase such Shares, if any, shall be in proportion to their relative ownership of Shares; provided that if such Shareholders do not initially elect to purchase all of the Shares available to them, each of such Shareholders purchasing all of the Shares available to him shall have the right to purchase the remaining Shares available in proportion to his relative ownership of Shares until such Shareholders have exercised their options to purchase all of the Shares available to them in connection with such transfer. If the options described in Section 8.(a)(2) are not exercised to purchase all of the Shares, pursuant to Section 8(a)(2)(D), all of the options shall expire unexercised.

                           (4) Exercise of First Refusal Rights. The options in favor of Daniel B. Gilbert, the Company and the Shareholders (other than the transferor and Daniel B. Gilbert), described in this Section 8.(a), shall be exercised by giving written notice of such exercise to the transferor, to the Company, and to any other Shareholders. Such notice shall also specify a date for closing which shall be not more than thirty days after the date the option to purchase all of the remaining Shares being transferred is exercised. The closing of any sale pursuant to the exercise of the options described in this Section 8.(a) will be made at the Company's principal executive offices or such other place as may be agreed upon by the applicable parties. On the closing date, the transferor will, upon

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         receipt of the consideration for the Shares being sold, transfer, assign and deliver to the person exercising the option certificates for the Shares being transferred, together with such assignments separate from certificate and such other documents and instruments as the person exercising the option may reasonably request to properly and validly effectuate or evidence such transfer.

                           (5) Right to Transfer. To the extent Daniel B. Gilbert, the Company and the other Shareholders do not elect to purchase all of the Shares proposed to be transferred pursuant to this
         Section 8.(a), then the transferor shall be free, for thirty days immediately after the expiration of the option periods provided in this Section 8.(a), to sell all of the Shares proposed to be transferred to the proposed transferee, on the same terms and conditions described in the notice of such transfer; provided that (i) the transferee shall take such Shares subject to all the restrictions of this Section 8 as though such transferee were an original signatory to this Stock Option Agreement, (ii) the transferee agrees in writing to comply with, and be bound by, the terms and conditions of this
         Section 8 as if such transferee were you, and that any Shares owned by any such transferee will be subject to such terms and conditions, and
         (iii) such transferee shall be treated for all purposes of this
         Section 8 as you. Such written agreement must be delivered to the Company and the other Shareholders on or before the date of such transfer to such transferee. If such transfer is not consummated within such thirty-day period, the restrictions and options provided in this Section 8.(a) shall be restored and shall continue in full force and effect with respect to any transfer of such Shares.

                  (b) Permitted Transfers To Daniel B. Gilbert. You and all transferees deemed to be you pursuant to this Section 8 or any agreement by which such transferees agree to be bound by this Section 8 may transfer any Shares you may acquire upon exercise of this Option or any interest in any Shares you may acquire upon exercise of this Option to Daniel B. Gilbert on any terms and conditions.

                  (c) Transfers Pursuant to Your Death or Termination of Your Employment. Upon your death, upon any exercise of this Option after your death, upon the termination of your employment with the Company and upon any exercise of this Option after the termination of your employment with the Company (each an "Event"), Daniel B. Gilbert, the Company, and the other Shareholders shall have a right to purchase all of the Shares acquired upon exercise of this Option (regardless of whether acquired before or after the Event occurs and regardless of who owns them at the time the Event occurs) on the same terms and conditions set forth in Section 8.(a) as if you owned all of such Shares and had given notice of a proposed transfer of all of such Shares, except as such terms and conditions are modified by the remaining provisions of this Section 8.(c). The Option may be transferred only by will or by the laws of descent and distribution; provided that (i) the transferee shall take such Option and any Shares acquired upon exercise of this Option subject to all the restrictions of this Section 8 as though such transferee were an original signatory to this Stock Option Agreement, (ii) the transferee agrees in writing to comply with, and be bound by, the terms and conditions of this Section 8 as if such transferee were you, and that this Option and any Shares owned by any such transferee will be subject to

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



such terms and conditions, and (iii) such transferee shall be treated for all purposes of this Section 8 as you. During your lifetime, however, the Option is exercisable only by you.

                           (1) Notice and Period for First Option. You, your representative or agent or the person to whom this Option is transferred by will or by the laws of descent and distribution, as the case may be (the "Agent"), shall give written notice to the Company and to the other Shareholders of the occurrence of the Event, which notice shall identify the Event, state when the Event occurred, and state the number of Shares that are subject to the provisions of this
         Section 8.(c) as a result of the Event. Attached to such notice shall be a copy of all pertinent documents in connection with the Event. The first exclusive option period shall begin on the date of the Event and shall end 30 days after receipt of the notice described in this
         Section 8.(c)(1).

                           (2) Purchase Price. The purchase price to anyone exercising his option will be an appraised price determined in accordance with this Section 8.(c)(2). The appraised price shall be determined by one business appraiser selected by mutual agreement of
         (i) the persons with options to purchase Shares pursuant to this
         Section 8.(c), and (ii) the Agent, or, if the parties are unable to agree on an appraiser, the Company's independent public accountants at the time of such determination (or, if they decline so to serve, an appraiser selected by the Company's independent public accountants) (the "Appraiser"). The Appraiser shall determine the appraised value by (i) determining the fair market value of the Company as an operating entity as of the date of the Event, (ii) dividing such amount by the number of Shares outstanding as of the date of the Event, and (iii) multiplying such amount by the number of Shares being transferred. Such appraised value shall not include (i) any discounts and premiums based on the size of the shareholdings being transferred, or (ii) any increase in value of the Company resulting from any life insurance proceeds received by the Company as a result of the Event or of your prior death. The appraisal provided for in this Section 8.(c)(2) shall be final and binding and shall be in lieu of any other settlement procedure with respect to the valuation of the applicable Shares under this Section 8 or otherwise. Any determination of such appraised value pursuant to this Section 8.(c)(2) shall be deemed to be, and shall have the same effect as, an arbitration pursuant to Michigan Compiled Laws Annotated Section 600.5001, and a judgment of any Michigan Circuit Court may be rendered upon any appraisal made pursuant to this Section 8.(c)(2).

                           (3) Right to Maintain Life Insurance. While this
         Section 8.(c) is in effect, the Company may, but shall not be required to, maintain in full force and effect at its sole cost and expense,
         life   insurance on your life in an amount it deems appropriate to pay the exercise price of any option it might have pursuant to this
         Section 8.(c). The Company shall be the absolute owner of each policy of life insurance issued in accordance with the terms of this Section 8.(c)(3), shall pay all premiums on such policies and, subject to the provisions of this Section 8.(c), shall have the exclusive right to exercise every privilege or right set forth in such policy or policies, which privileges and rights shall be exercised only by and for the benefit of the Company by the Board of Directors

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         or its designee. This Section 8.(c)(3) shall apply to all policies of insurance issued on your life for purposes of this Section 8.(c)(3). The Company is not obligated to obtain or continue in force any insurance policies on your life. You will cooperate with the Company in connection with its obtaining such life insurance (including having a physical examination).

                           (4) Payment of the Purchase Price. At the closing, any purchaser exercising his purchase option, must pay in cash, by check or by wire transfer the total purchase price for the Shares being purchased by him.

                           (5) Closing Place and Time. The closing of such purchase and sale shall take place at the offices of the Company on the date designated by the person or entity purchasing the Shares in the notice of exercise of the option. Such closing date shall be not more than 120 days after the date options to purchase all of the Shares being transferred have been exercised.

                           (6) Transfers Upon Death After Failure to Exercise First Refusal Rights. To the extent such first refusal rights are not exercised after your death, such Shares may be transferred pursuant to your will or by the applicable laws of descent and distribution or pursuant to your trust holding such Shares, as the case may be, if (i) the transferee takes such Shares subject to all the restrictions of this Section 8 as though such transferee were an original signatory to this Stock Option Agreement, and (ii) such transferee first agrees in writing to comply with, and be bound by, the terms and conditions of this Section 8 as if such transferee were you, and that any Shares owned by any such transferee will be subject to such terms and conditions. Such transferee shall be treated for all purposes of this
         Section 8 as you. Such written agreement must be delivered to the Company and the other Shareholders on or before the date of such transfer to such transferee.

                  (d) Transfers Pursuant to Sale of the Company. Daniel B. Gilbert shall have the right to request that you and all transferees deemed to be you pursuant to this Section 8 or any agreement by which such transferees agree to be bound by this Section 8 transfer or cause to be transferred all of the Company common shares then held by any of the foregoing in connection with a sale of all of the Company's common shares to a third party (a "Sale Request"). Upon receipt by any of the foregoing of a Sale Request, each of the foregoing shall transfer or cause to be transferred all of his Company common shares for the consideration per common share, and otherwise on the same terms and conditions, received by Daniel B. Gilbert. Such transfers shall not be subject to any of the transfer restrictions contained in any other section of this Section 8, and, upon the closing of such transfer, the transferee shall acquire such common shares free of the restrictions contained in this Section 8, and this Section 8 shall terminate.

                  (e) Transfers to Revocable Inter Vivos Trusts. You may transfer during your lifetime all or part of the Shares you may acquire upon exercise of this Option to a revocable inter vivos trust, the terms of which trust provide that you are the grantor, the sole trustee and the sole beneficiary of the trust during your lifetime, and that you have the power at any time during your lifetime to withdraw your Shares from the trust. In case of any such transfer, you, as trustee of such trust, shall receive and hold such Shares subject to, and the trust and the Shares transferred to the trust, shall be bound by, the terms and conditions of this Section 8, and any reference to you in this Section 8 shall include the trust and the trustee. Upon any transfer into such a trust, the trust and the trustee (i) shall take such Shares subject to all the restrictions of this Section 8 as though such trust and trustee were original signatories to this Stock Option Agreement,
(ii) shall agree in writing to comply with, and be bound by, the terms and conditions of this Section 8 as if such trust and trustee were you, and that any Shares owned by any such trust and trustee will be subject to such terms and conditions, and (iii) shall be treated for all purposes of this Section
8 as you. Such written agreement must be delivered to the Company and the other Shareholders on or before the date of such transfer to such trust and trustee. Such trust may also transfer all or any part of such Shares back to you upon any withdrawal of such Shares from such trust, upon any revocation of the trust, upon any distribution from the trust, or pursuant to the terms of the trust. Any distribution of Shares from the trust to the beneficiaries upon your death shall be subject to Section 8.(c).

                (f) Transfer with Consent. You may transfer all or any part of the Shares you may acquire upon exercise of this Option with the prior express written consent of the Company and all of the other Shareholders, if such transfer occurs within 30 days after such consent is given. Any such transferee shall take such Shares subject to all the restrictions of this Section 8 as though such transferee were an original signatory to this Stock Option Agreement, and the transferee must agree in writing to comply with, and be bound by, the terms and conditions of this Section 8 as if such transferee were you, and that any Shares owned by any such transferee will be subject to such terms and conditions. Such transferee shall be treated for all purposes of this
Section 8 as you. Such written agreement must be delivered to the Company and the other Shareholders on or before the date of such transfer to such transferee.

                  (g) Overriding Subchapter S Transfer Restriction; Termination of S Corporation election.

                           (1) Transfer Restriction. Except as otherwise provided in Section 8.(g)(2), as a condition to every transfer of Shares, so long as the Company continues to be taxed as an S corporation, you agrees that you (i) will not transfer any or all of
         any Shares you may     acquire upon exercise of this Option to any
         person or entity if the ownership of Shares by the transferee would result in the loss of the Company's election to be taxed as an S corporation under the provisions of the Code, and (ii) will not transfer any or all of any Shares you may acquire upon exercise of this Option unless the Company has first obtained from counsel approved by the Company an opinion, satisfactory in form and substance to the Company, to the effect that your proposed transfer will not cause the Company's S corporation election to terminate under the provisions of the Code in effect at the time of such transfer.

                           (2) Termination of Election. The Company's election to be taxed as an S corporation under the provisions of the Code shall terminate upon either of the following events: (i) the approval of such termination by written consent of the holders of a majority of the outstanding Company common shares at any time, or (ii) upon the closing of an IPO. After such termination, if you are a holder of Company common shares, you shall file such documents with the IRS and any other authorities consenting to the Company's termination of its S corporation election. If the S corporation election is terminated, but this Section 8 is not terminated, all references in this Section 8 to actions required or permitted in connection with the S corporation election shall be of no further force or effect, including, without limitation, all of the provisions of this Section 8 providing restrictions relating to the Company's maintenance of its status as an S corporation, this Section 8.(g) and Section 9.

                  (h) Endorsement on Stock Certificates. Each certificate representing Shares issuable upon exercise of this Option now or later held by you while this Section 8 is in effect, except as otherwise provided in this
Section 8, shall be endorsed with a legend in substantially the following form:

                  "The securities represented by this certificate are subject to the terms of the Stock Option Agreement, dated as of January 10, 1997, between Rock Financial Corporation, a Michigan corporation, and Optionee~ (the "Agreement"). The Agreement imposes restrictions on any sale, assignment, pledge, encumbrance, hypothecation, gift, exchange, disposition, or other transfer or alienation, by operation of law or otherwise, of the common shares represented by this certificate and restrictions to preserve the Company's S corporation election. Any purported transfer in violation of the Agreement will be void. Any person accepting an interest in these securities, by accepting such interest, will be deemed to agree to, and become bound by, all of the provisions of Section 8 of the Agreement. A copy of the Agreement is on file and is available for examination at the principal office of Rock Financial Corporation."

                  (i) Termination. This Section 8 shall terminate upon the occurrence of any of the following events: (i) dissolution of the Company, (ii) final, and unappealed from, adjudication of bankruptcy of the Company, (iii) joint written agreement of the Company and the Shareholders,
(iv) joint written agreement of Daniel B. Gilbert and Gary Gilbert, (v) pursuant to Section 8.(d), or (vi) the closing of an IPO. Upon the termination of this Section 8, you shall surrender to the Company the certificate or certificates for any Shares you have acquired upon exercise of this Option, and the Company shall issue to you in lieu of such certificate or certificates a new certificate for an equal number of Shares without the endorsement set forth in Section 8.(h). The remedies contained in this Section 8 shall survive and remain in full force and effect after the termination of this Section 8. You shall have the right within 30 days after the termination of this Section 8 to purchase from the Company any existing policies of insurance on your life at a price equal to then cash surrender value of those policies as of the date of such termination. Upon receipt of the purchase price, the Company shall deliver the policies to you and shall execute any necessary instruments of transfer. You shall have no further rights in any policies not purchased within the above 30-day period.

         9. Maintaining Election of S Corporation Status. You consent to the election that the Company be taxed as an S corporation under the provisions of the Code. If you exercise this Option, you will, in your capacity as a shareholder of the Company, sign any documents, agreements, certificates, or communications that may be reasonably requested by the Company so that the Company will continue to be taxed as an S corporation under the provisions of the Code, including, without limitation, such elections to be filed with the Internal Revenue Service ("IRS") for the Company to continue to be treated as an S corporation under the Code. You will sign such elections or requests to be filed with the IRS for the Company to be treated as continuing to be an S corporation notwithstanding inadvertent termination of its status as such, to the extent reasonably requested by the Company consistent with this Stock Option Agreement. Unless and until the Company's S corporation election is terminated in a manner which is either contemplated by or consistent with the provisions of this Stock Option Agreement, you will not, in your capacity as a shareholder of the Company, sign any document (including, without limitation, any election to be filed with the IRS) indicating your consent to a revocation of the Company's status as an S corporation under the Code or take any other action which is inconsistent with the foregoing, and you shall cooperate and work with the other Shareholders to make the benefits of the Company's S corporation election as fully available to all of the Shareholders as possible.

                  (a) Two or More Taxable Years. The Board of Directors of the Company shall determine whether or not to treat the taxable year of the Company in which the interest of any Shareholder is terminated or is subject to a qualifying disposition (within the meaning of Section 1.1368-1(g) of the Treasury Regulations) as two or more separate taxable years (depending on the number of events of termination) pursuant to Section 1377(a)(2) of the Code or
Section 1.1368-1(g) of the Treasury Regulations, as the case may be. If the Board of Directors decides to treat such taxable year as two or more separate taxable years pursuant to Section 1377(a)(2) of the Code or Section 1.1368-1(g) of the Treasury Regulations, then if you have exercised this Option, you shall execute and file any and all consents and other documents required by Section 1377(a)(2) of the Code, the underlying Treasury Regulations or Section 1.1368-1(g) of the Treasury regulations to effectuate the purposes of this
Section 9.(a).

                  (b) Beneficial Ownership. You represent and warrant that if you exercise this Option, you will be the sole beneficial owner of the Shares you acquire upon such exercise and that no person (including your spouse) or entity will have any right, title or interest in or to such Shares.

         10. Injunctive Relief. The terms, covenants and obligations of this Stock Option Agreement relate to special, unique and extraordinary matters, and a violation of any of the terms, covenants and obligations of this Stock Option Agreement will cause the Company and its Shareholders irreparable injury in an amount which would be difficult, if not impossible, to estimate or determine and for which adequate compensation could not be fashioned. Therefore, the Company and the other Shareholders will be entitled, jointly and severally, to an injunction, restraining order or other equitable relief as a matter of course from any court of competent jurisdiction, restraining you and any other person(s) the court may order from committing any violation or threatened violation of the terms, covenants or obligations in this Stock Option
Agreement. The Company's and the Shareholders' rights and remedies under this
Section 10 are cumulative and are in addition to any other rights and remedies that the Company or any Shareholder may have under this Stock Option Agreement or any other agreement or at law or in equity.

         11. Indemnification. You and your his personal representatives, guardians, conservators, heirs, devisees, successors and assigns (collectively, "Successors") shall indemnify and hold harmless the Company, its successors and assigns and any of its officers, agents, employees and directors and each of the other Shareholders (collectively, the "Indemnified Parties"):

                  (a) against any and all damages, liabilities, claims, losses, taxes and expenses (including reasonable attorneys' fees, court costs, interest and expenses) incurred by any Indemnified Party arising out of or relating to any breach by you or by any of your Successors of any of your representations, warranties, covenants, terms or agreements in this Stock Option Agreement or any document executed in connection with this Stock Option Agreement, including, without limitation, any such breach which results in or causes the S corporation election of the Company to terminate in an manner inconsistent with the terms and conditions of this Stock Option Agreement;

                  (b) against any and all damages, liabilities, claims, losses, taxes and expenses (including reasonable attorneys' fees, court costs, interest, judgments, fines and amounts paid in settlement) incurred by any Indemnified Party in connection with any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) instituted by the Internal Revenue Service, any state tax authority or any other third party relating to or arising out of any actual or alleged breach by you or any of your Successors of the representations, warranties, covenants, terms or agreements in this Stock Option Agreement or any document executed in connection with this Stock Option Agreement; and

                  (c) against any and all damages, liabilities, claims, losses and expenses, including reasonable attorneys' fees and court costs) incurred by any Indemnified Party in connection with any action, suit or proceeding in which any Indemnified Party either enforces or defends the validity of this Stock Option Agreement or any other document executed in connection with this Stock Option Agreement against you or any of your Successors.

         12. Severability. It is the desire and intent of the parties to this Stock Option Agreement that the terms, provisions, conditions, covenants, representations, warranties and remedies contained in this Stock Option Agreement will be enforceable to the fullest extent permitted by law. The provisions of this Stock Option Agreement will be deemed severable, and if any term, provision, condition, covenant, representation, warranty or remedy in this Stock

Option Agreement or the application thereof to any person or circumstance will, to any extent, be construed to be illegal, invalid or unenforceable, in whole or in part, then such term, provision, condition, covenant, representation, warranty or remedy may be changed to the extent necessary to make such term, provision, condition, covenant, representation, warranty or remedy, as so changed, legal, valid, binding and enforceable and such term, provision, condition, covenant, representation, warranty or remedy will be construed in a manner so as to permit its enforceability under the applicable law to the fullest extent permitted by such law. If a court or agency determines that all or any part of Section 2 is unreasonable or unenforceable, you agree to be bound by a less restrictive covenant within the stated covenants as shall be permitted by law and which a court shall specifically enforce. If any term, provision, condition, covenant, representation, warranty or remedy of this Stock Option Agreement is held illegal, void, invalid or unenforceable in its entirety, the remaining terms, provisions, conditions, covenants, representations, warranties and remedies of this Stock Option Agreement and the application thereof to any person or circumstance, except those which have been held illegal, invalid or unenforceable, will not in any way be affected or impaired but will remain valid, binding and enforceable in accordance with their terms.

         13. Entire Agreement. This Stock Option Agreement, including the 1996 Plan, are the entire agreement between you and the Company with respect to the subject matter of this Stock Option Agreement, and any prior or contemporaneous understandings, arrangements or agreements are superseded by this Stock Option Agreement and the 1996 Plan and are merged into this Stock Option Agreement.

         14. Governing Law and Choice of Forum. The laws of the State of Michigan shall govern this Stock Option Agreement, its construction, and the determination of any rights, duties or remedies of the parties arising out of or relating to this Stock Option Agreement. The parties acknowledge that the United States District Court for the Eastern District of Michigan or the Michigan Circuit Court for the County of Oakland shall have exclusive jurisdiction over any case or controversy arising out of or relating to this Stock Option Agreement and that all litigation arising out of or relating to this Stock Option Agreement shall be commenced in the United States District Court for the Eastern District of Michigan or the Oakland County (Michigan) Circuit Court. You irrevocably consent to the jurisdiction of the United States District Court for the Eastern District of Michigan and the Oakland County (Michigan) Circuit Court in connection with all actions and proceedings arising out of, or in any way related to this Stock Option Agreement.

         15. Notices. Any and all notices, designations, consents, offers, acceptances or other communications provided for in this Stock Option Agreement shall be given in writing and shall be delivered in person, sent by certified or registered mail, sent by facsimile or similar method of transmission or sent by overnight courier, addressed in the case of the Company to its principal office and in the case of you or a Shareholder to his address appearing on the stock records of the Company or such other address as may be designated by you or such Shareholder.

         16. Counterparts. This Stock Option Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         17. Interpretation. The headings contained in this Stock Option Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Stock Option Agreement. Wherever in this Stock Option Agreement, words, including pronouns, are used in the masculine, they shall be read and construed in the feminine or neuter whenever they would so apply, and wherever in this Stock Option Agreement, words, including pronouns, are used in the singular or plural, they shall be read and construed in the plural or singular, respectively, wherever they would so apply.

         18. No Waiver. No waiver of any Section or provision of this Stock Option Agreement will be valid unless in a writing signed by the party to be charged and only to the extent set forth in that writing. Unless such a writing expressly provides otherwise, no waiver of any breach of any agreement or provision contained in this Stock Option Agreement shall be deemed a waiver of any preceding or succeeding breach of this Stock Option Agreement or of any other agreement or provision contained in this Stock Option Agreement, and no such waiver shall constitute a course of conduct which may be relied upon to justify any subsequent breach of this Stock Option Agreement. No extension of time for the performance of any obligations or acts shall be deemed an extension of time for the performance of any other obligations or acts.

         19. Binding Effect; Assignment. This Stock Option Agreement, and the rights and duties under it, shall be binding upon and inure to the benefit of the parties to this Agreement and (i) the Company's successors and assigns,
(ii) your beneficiaries, personal representatives, guardians, conservators, heirs, and devisees, and (iii) and any transferee of yours permitted under this Stock Option Agreement, regardless of whether such transferee has agreed in writing to be bound by this Stock Option Agreement or any portion of this Stock Option Agreement. You may not assign or transfer any of your rights or delegate any of your duties or obligations under this Stock Option Agreement, except that you may both assign your rights and delegates your duties under
Section 8 in connection with a transfer of Shares that is permitted by, and is made in accordance with, the provisions of Section 8, and then only to the extent of such transfer. Any purported assignment or transfer by you contrary to the preceding sentence shall be void.

         20. Subsequent Documents. The parties agree that they will, at any time, duly execute and deliver to any party any additional documents and instruments that such party may reasonably determine to be necessary in connection with the transactions contemplated in this Stock Option Agreement, and the failure of a party to demand such documents or instruments on or before the date of this Stock Option Agreement shall not alleviate the obligation of any party to execute and deliver such documents or instruments at any time, upon the written demand of a party.

         21. Counsel. You acknowledge that you have had an opportunity to obtain separate counsel before execution of this Stock Option Agreement. This Stock Option Agreement is made voluntarily and without duress of any kind.

         22. Committee and Board of Directors Determinations Conclusive. Each determination, interpretation, or other action made or taken pursuant to the provisions of the 1996 Plan by the Committee or the Company's Board of Directors shall be final and shall be binding and conclusive for all purposes on you and the Company and our respective successors in interest.


                               Very truly yours,

                               ROCK FINANCIAL CORPORATION,
                               a Michigan corporation


                               By:
                                  -------------------------------
                                   Its:
                                       --------------------------



The above is agreed to and accepted.

-----------------------------
Optionee~


Dated:
      ------------------------